Exhibit 99.18
(Text of graph posted to Ashland Inc.'s website concerning
Ashland Inc. operating segment trade working capital)

% of Annualized Sales#
Monthly Actual %
	2007		2008		2009	2010	2011
January			17.0	*	16.9	14.0	14.3
February			16.7	*	16.9	13.7
March			15.6	*	16.3	12.3
April			15.5	*	15.9	12.2
May			15.1	*	16.0	11.9
June			15.2	*	14.9	12.6
July			14.6	*	14.4	12.5
August			14.5	*	13.9	12.4
September			13.7	*	12.7	12.2
October	16.3	*	13.3	*	13.2	12.6
November	16.6	*	14.1		13.6	12.8
December	17.1	*	16.2		14.1	14.4

NOTE:  Ashland's fiscal 2011 operating segment trade working capital target is a 13 month average of 13.4%.

* Data has been adjusted to include the historical Hercules businesses, preceding its purchase in November 2008.

# Selected Working Capital Components - January 31, 2011

Unaudited Data
($ in millions)	Operating		Other
	segments	(a)	components	(b)	Total
Accounts receivable (c)	934		74		1,008
Inventories (d)	578		(50)		528
(Less) Trade and other payables	(665)		(400)		(1,065)
Net	847		(376)		471

(a) Represents amounts considered in internal performance metrics applicable to most employees and includes Ashland Distribution.
(b) Amount relates primarily to items within Corporate reporting segments and assets/liabilities held for sale, including Ashland Distribution.
(c) Accounts receivable is shown net of allowances for doubtful accounts.
(d) Operating segment amount excludes LIFO reserve, which is presented under other components.